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EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To: Marketing Worldwide Corporation.

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form SB-2 of our report dated December 8, 2006 relating to the financial statements of Marketing Worldwide Corp. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
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Russell Bedford Stefanou Mirchandani LLP

New York, New York
May 25, 2007